                            ARTICLES OF INCORPORATION
                                       OF
                      ADVANTA LEASING RECEIVABLES CORP. III

                  I, the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, chapter 78 of the Nevada Revised Statutes and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:


                                  ARTICLE FIRST

                  The name of this corporation is ADVANTA LEASING RECEIVABLES CORP. III (the "Corporation").


                                 ARTICLE SECOND

                  The address of the Corporation's resident office in the State of Nevada is as follows:

                  1325 Airmotive Way
                  Suite 130
                  Reno, Nevada 89502

The resident at the foregoing address is Griffin Corporate Services, located in Washoe County.


                                  ARTICLE THIRD

                  The total number of shares which this Corporation is authorized to issue is one-thousand (1,000), all of which are of a par value of One Cent ($0.01) per share. All of said shares are of one class and are designated as common stock.

                  No holder of any of the shares of any class of the Corporation shall be entitled as a right to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue, or any rights to options which the Corporation propose to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.


                                 ARTICLE FOURTH

                  (a) The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director" except as provided by statute.

                  (b) The number of members constituting the first Board of Directors of the Corporation is five; and the name and post office box or street address, either residence or business, of each of said members is as follows:

NAME                          ADDRESS

Albert E. Lindenberg          1020 Laurel Oak Road
                              Voorhees, New Jersey 08043

Daniel P. Dyer                1020 Laurel Oak Road
                              Voorhees, New Jersey 08043

Richard G. Pfaltzgraff        1020 Laurel Oak Road
                              Voorhees, New Jersey 08043

Janice C. George              1325 Airmotive Way
                              Suite 130
                              Reno, Nevada 89502

Francis B. Jacobs, II         c/o Delaware Trust Capital
                              Management
                              900 Market Street
                              Wilmington, DE 19801

                  The number of directors of the corporation may be increased or decreased in the manner provided in the By-laws of the Corporation, provided, that the number of directors


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shall never be less than one, and provided, further that the sole remaining director must be an Independent Director. The Corporation shall at all times have at least two independent directors, (each an "Independent Director") except where there is only one remaining director.

        At least one Independent Director shall satisfy the following conditions:

           (i) Such Independent Director shall be an individual who is not, and never was,

                        (A) a stockholder, director, officer, employee,
                affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, Advanta Corp., Advanta
                Business Services Corp. or any of their affiliates, subsidiaries, parents or associates, or

                        (B) (i) any person owning beneficially, directly or
                indirectly, any outstanding shares of common stock of Advanta Corp., Advanta Business Services. Corp. or any of their affiliates, subsidiaries, parents or (ii) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates; provided, that, the ownership of up to 5% of any class of stock (other than stock of the Corporation) listed on a national securities exchange shall not prevent an individual from meeting the requirements of this Article
                FOURTH;

           provided, that, such Independent Director may act as a director or officer of other special purpose corporations or special purpose entities.


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        Each Independent Director shall satisfy the following conditions:

                (i) No director serving pursuant to the requirements of this Article FOURTH shall, with regard to any act, or failure to act, in connection with any matter referred to in clause (iv) of Article EIGHTH, owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such director's fiduciary duty and other obligations with regard to such act, or failure to act, in connection with any matter referred to in clause (iv) of Article EIGHTH shall be owed to the Corporation, including, without limitation, the creditors of the Corporation. Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent;

                (ii) As used in this Article FOURTH, the term "person" means a natural person, corporation or other entity, government, or political subdivision, agency, or instrumentality of a government; an "affiliate" of a person is a person that directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, or owns, directly or indirectly, 50% or more of, the person specified; and the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person;

                (iii) When voting on matters subject to the vote of the Board of Directors, including those matters specified in clause (iv) of Article EIGHTH hereof, notwithstanding that the Corporation is not then insolvent, the directors serving pursuant to the requirements of this Article FOURTH shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.

                (C) In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said


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stockholders, may be filled by the remaining directors or the sole remaining director, though less than a quorum.


                                  ARTICLE FIFTH

        The name and address of the incorporator is as follows:

              Michael Witt
              P.O. Box 1228
              1020 Laurel Oak Road
              Voorhees, NJ 08032-1228


                                  ARTICLE SIXTH

                The business in which the Corporation may engage and the powers which the Corporation may exercise are restricted exclusively to the following:

                (a) to acquire from time to time all right, title and interest in and to (i) receivables including but not limited to, lease contracts, commercial loans or leases, loans to franchise operations, accounts receivables, credit card receivables, insurance policy loans or premiums, or installment sale or lease contracts or promissory notes, arising out of or relating to, the purchase or lease of equipment, monies due thereunder, equipment financed thereby or security interests therein, proceeds from claims on insurance policies related thereto, or
        (ii) any participation interest (including, without limitation, interest only strips) in or security based on or backed by any of the foregoing and related rights and other property appurtenant thereto (items in (a)(i) and (a)(ii)), collectively, the "Assets");

                (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Assets, collateral securing or otherwise relating to the Assets, related insurance policies, agreements with vendors or lessors or other originators or servicers of Assets and any proceeds or further rights associated with any of the foregoing;

                (c) to transfer from time to time Assets to trusts (the "Trusts") pursuant to one or more pooling and servicing agreements or other agreements ("Securitization Agreements"), to be entered into by, among others, the Corporation, the trustee named therein (the "Trustee"), and any entity acting as servicer of the Assets;

                (d) to transfer from time to time Assets pursuant to one or more receivables transfer agreements or other


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        agreements ("Receivables Transfer Agreements"), to be entered into by, among other things, the Corporation, any entity acting as placement agent, the transferor of the Assets, and any entity acting as servicer of the Assets;

                (e) to authorize, and cause the issuance of one or more series of certificates or other securities issued pursuant to Securitization Agreements or Receivables Transfer Agreements;

                (f) to authorize, issue, sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Assets issued under an Indenture or similar agreement (each, an "Indenture") or by certificates of any class issued by any Trust established by the Corporation (collectively, the "Notes"), provided that the Corporation shall have no liability under any Notes except to the extent of the Assets or the certificates securing or collateralizing such Notes;

                (g) to acquire from the Trustee certificates issued by Trusts to which the Corporation transferred Assets;

                (h) to hold and enjoy all of the rights and privileges of any certificates issued to the Corporation under the related agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively;

                (i) to purchase Assets from and sell Assets to any Related Company or any third party as defined in Article EIGHTH in connection with Securitization Agreements or Receivables Transfer Agreements;

                (j) to perform its obligations under each Securitization Agreement, Receivables Transfer Agreement, Interim Agreement (as defined below) or other agreement entered into by the Corporation;

                (k) to invest proceeds from any Assets, and any other income as determined by the Board of Directors, including investing in other Assets;

                (1) to enter from time to time into interim arrangements relating to the Assets whereby assets are transferred to a custodian on behalf of the entity providing financing, pursuant to one or more repurchase agreements or other agreements (each, an "Interim Agreement") to be entered into by, among others, the Corporation, the entity providing financing, the


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        custodian named therein and any entity acting as servicer of the Assets;
        provided, however, that the Corporation shall have no liability under any Interim Agreement except to the extent of the Assets funded thereby; and

                (m) to engage in any acts and activities and exercise any powers permitted to corporations under the laws of the State of Nevada which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.


                                 ARTICLE SEVENTH

                  No Director or, to the extent specified from time to time by the Board of Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of 78.300 of the Nevada Revised Statutes. No amendment or repeal of this Article SEVENTH applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article SEVENTH shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law.

                  The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by the Nevada Private Corporations Law as the same exists or may hereafter be amended. In the event that the Nevada Private Corporations Law is amended, after the filing of these Articles of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of an officer or director, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporations Law, as so amended.

                  The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that he/she is not entitled to be


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indemnified by the Corporation as authorized by Nevada Private Corporations Law.

                  Any amendment to or repeal of any of the provisions in this Article SEVENTH shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omissions of such director occurring prior to such amendment or repeal.


                                 ARTICLE EIGHTH

                  Notwithstanding any other provision of these Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of the Trustee under any applicable Securitization Agreement (and any supplements thereto), do any of the following:

                (i) (x) consolidate or merge with or into any other entity or convey, transfer or assign any residual or subordinate interest to any Related Company (as defined below), or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than to a trust formed pursuant to a pooling and servicing agreement or similar agreement and only to the extent that the trust is deemed to be a subsidiary of the Corporation), or lend or advance any moneys to, or make an investment in, any person or amend or repeal its bylaws or these Articles of Incorporation or (y) engage in any other action that bears on whether the separate legal identity of the Corporation and any Related Company will be respected, including, without limitation (a) holding itself out as being liable for the debts of any other party; (b) forming, or causing to be formed, any subsidiaries; (c) acting other than in its corporate name and through its duly authorized officers or agents; (d) failing to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action; and (e) failing to hold meetings of the stockholders at least one time per annum;

                (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than Notes and any Indebtedness to ADVANTA Business Services, a Delaware corporation, or any affiliate thereof in connection with the acquisition of Assets;

                (iii) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless


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                (A) the entity (if other than the Corporation) formed or
        surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Nevada, expressly assumes the due and punctual payment of all obligations of the Corporation, including those obligations of the Corporation under each Securitization Agreement and each Receivables Transfer Agreement and has Articles of Incorporation containing provisions substantially identical to the provisions of Articles FOURTH, SIXTH and this Article EIGHTH; and

                (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any Securitization Agreement, any Receivables Transfer Agreement, any indebtedness of the Corporation or any agreements relating to such indebtedness; or

        (iv) without (A) the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including an affirmative vote of each Independent Director required by Article FOURTH) and (B) the affirmative vote of the holders of 100% of the common stock outstanding of the Corporation, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided that if there shall not be two directors required by Article FOURTH (b) of these Articles of Incorporation then in office and acting, a vote upon any matter set forth in this Article EIGHTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected.

        For purpose of this Certificate, "Related Company" means the stockholder or stockholders of this Corporation or any entity other than this Corporation now or hereafter controlled directly or indirectly by, or under direct or


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indirect common control with, the stockholders of this Corporation.


                                  ARTICLE NINTH

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

        (a) To make, alter, amend or repeal the By-laws of the Corporation, except that such By-laws or any alteration, amendment or repeal thereof shall not in any manner impair the intent of, Article SIXTH, Article EIGHTH or this Article NINTH of these Articles of Incorporation.

        (b) To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage or otherwise encumber, work, improve, develop, divide and otherwise handle, deal in, and dispose of real estate, real and personal property and any interest or right therein.

        (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        (d) By a majority of the Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the


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                Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; and no such committee shall have the power or authority in reference to amending the Articles of Incorporation, to authorize or take any action described in Article SIXTH, Article EIGHTH and this Article NINTH, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient for the best interests of the Corporation.

        (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada and of these Articles of Incorporation and of the By-laws of the Corporation.

                In addition to the foregoing, the Corporation shall conduct its affairs in the following manner:

                (i) it shall not commingle the Corporation's assets with those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

                (ii) it shall maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

                (iii) it shall conduct its business from an office separate from any direct or ultimate parent of the


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        Corporation or any subsidiary or affiliate of any such parent;

                (iv) it shall maintain its assets separately from the accounts of any other Person (including through the maintenance of a separate bank account); and

                (v) it shall pay from its assets all obligations and indebtedness of any kind incurred by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person.


                                  ARTICLE TENTH

                Without (i) the prior written consent of each Trustee under any Securitization Agreement (and any supplements thereto), (ii) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including, without limitation, the affirmative vote of each of the directors required by Article FOURTH (b) of these Articles of Incorporation, and (iii) the affirmative vote of the holders of 100% of the Common Stock outstanding, the Corporation shall not amend, alter, change or repeal Article FOURTH, Article SIXTH, Article EIGHTH, Article NINTH or this Article TENTH; provided, however, that if the two directors required by Article FOURTH (b) of these Articles of Incorporation are not then in office and acting, a vote upon any matter set forth in this Article TENTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected and shall be present and acting at such vote.


                                ARTICLE ELEVENTH

                  The Corporation is to have perpetual existence.


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        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the laws of the State of Nevada, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto affixed my signature this 1st day of May, 1996.


                                             /s/ Michael Witt
                                             -----------------------------------
                                                 Michael Witt
                                                 Incorporator

        On this 1st day of May, 1996, before me personally came Michael Witt, to me known, who, being by me duly sworn, did depose and say that he is an employee of Advanta Business Services Corp. and authorized to act as Incorporator of Advanta Leasing Receivables Corp. III.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                             /s/ (Illegible Signature)
                                             -----------------------------------
                                                 Notary Public


[Notarial Seal]



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
                      ADVANTA LEASING RECEIVABLES CORP. III

                                     Bylaws


                                    ARTICLE I

                            Meetings of Stockholders

        Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or out of the State of Nevada, as may be designated by the Board of Directors.

        Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the President, any Vice President, to be held on such date, and at such time and place within or out of the State of Nevada, as the Board of Directors, the President, any Vice President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the President, any Vice President whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or any Vice President.

        Section 1.3 Notice of Meeting. Written notice, signed by the President, any Vice President, the Secretary or any Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such Stockholder's address as it shall appear on the stock books of the Corporation, unless such Stockholder shall have filed with the Secretary a written request that notices intended for such Stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Nevada, the Articles of Incorporation or these Bylaws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall not be deemed equivalent to a written waiver of notice of such meeting; a written waiver is required.

        Section 1.4 Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of


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
record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business.

        Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

        Section 1.6 Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Articles of Incorporation, including provisions regarding Independent Directors, all other questions shall be determined by a majority of the votes cast on such question.

        Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such Stockholder's duly authorized attorney and delivered to the Secretary.

        Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so


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
appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.


                                   ARTICLE II

                               Board of Directors

        Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors and subsequent Boards of Directors shall consist of five directors, including two Independent Directors, until changed as herein provided and subject to the provisions of the Articles of Incorporation regarding Independent Directors.

        Section 2.2 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3 and subject to the provisions of the Articles of Incorporation regarding Independent Directors. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

        Section 2.3 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or the remaining directors, or sole remaining director, though less than a quorum, may fill any such vacancy subject to the provisions of the Articles of Incorporation regarding Independent Directors.

        Section 2.4 Regular Meetings. A regular meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before such meeting, within thirty days after each annual meeting of stockholders. The Board of Directors by resolution may provide for the holding of other regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to such Director at such Director's residence or usual place of business.

        Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held upon call by or at the direction of the President, any Vice President or any two directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such Director at such Director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such Director at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Articles of Incorporation or these Bylaws.

        Section 2.6 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Nevada, the Articles of Incorporation or these Bylaws, a waiver thereof, signed By the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall not be deemed equivalent to a written waiver of notice of such meeting; a written waiver is required.

        Section 2.7 Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one director, then the one director shall constitute a quorum, provided that such director must be an Independent Director.

Meetings may be held by telephone. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Articles of Incorporation, including the provisions regarding Independent Directors, or these Bylaws. The Board of Directors may also act without a meeting so long as such action is taken with the unanimous written consent of the Board of Directors.

        Section 2.8 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary, subject to the provisions of the Articles of Incorporation regarding Independent Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

        Section 2.9 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, by a two-third majority vote of the shareholders. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the Board of Directors as provided in Section 2.3, subject to the provisions of the Articles of Incorporation regarding Independent Directors.

        Section 2.10 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore

        Section 2.11 General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

        Notwithstanding anything in these Bylaws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Company; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing, and provided further, that no right, duty, rule or procedure established by the Board of Directors, and no Bylaw adopted by the stockholders shall have the effect of amending, altering or changing Article TENTH of the Articles of Incorporation.

        Section 2.12 Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles of Incorporation and Bylaws of the Corporation, but subject to the limitations set forth in Section 2.13, it is hereby expressly declared that the Board of Directors shall have the following powers to engage in the following activities:

                A. to acquire from time to time all right, title and interest in and to (i) receivables including but not limited to, lease contracts, commercial loans or leases, loans to franchise operations, accounts receivables, credit card receivables, insurance policy loans or premiums, or installment sale or lease contracts or promissory notes, arising out of or relating to, the purchase or lease of equipment, monies due thereunder, equipment financed thereby or security interests therein, proceeds from claims on insurance policies related thereto, or
        (ii) any participation interest (including, without limitation, interest only strips) in or security based on or backed by any of the foregoing and related rights and other property appurtenant thereto (items in (a)(i) and (a)(ii)), collectively, the "Assets");

                B. to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Assets, collateral securing or otherwise relating to the Assets, related insurance policies, agreements with vendors or lessors or other originators or servicers of Assets and any proceeds or further rights associated with any of the foregoing;

                C. to transfer from time to time Assets to trusts (the "Trusts") pursuant to one or more pooling and servicing agreements or other agreements ("Securitization Agreements"), to be entered into by, among others, the Corporation, the trustee named therein (the "Trustee"), and any entity acting as servicer of the Assets;

                D. to transfer from time to time Assets pursuant to one or more receivables transfer agreements or other agreements ("Receivables Transfer Agreements") , to be entered into by, among other things, the Corporation, any entity acting as placement agent, the transferor of the Assets, and any entity acting as servicer of the Assets;

                E. to authorize, and cause the issuance of one or more series of certificates or other securities issued pursuant to Securitization Agreements or Receivables Transfer Agreements;

                F. to authorize, issue, sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Assets issued under an Indenture or similar agreement (each, an "Indenture") or by certificates of any class issued by any Trust established by the Corporation (collectively, the "Notes"), provided that the Corporation shall have no liability under any Notes except to the extent of the Assets or the certificates securing or collateralizing such Notes;

                G. to acquire from the Trustee certificates issued by Trusts to which the Corporation transferred Assets;

                H. to hold and enjoy all of the rights and privileges of any certificates issued to the Corporation under the related agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively;

                I. to purchase Assets from and sell Assets to any Related Company or any third party as defined in Article EIGHTH of the Articles of Incorporation in connection with Securitization Agreements or Receivables Transfer Agreements;

                J. to perform its obligations under each Securitization Agreement, Receivables Transfer Agreement,

        Interim Agreement (as defined below) or other agreement entered into by the Corporation;

                K. to invest proceeds from any Assets, and any other income as determined by the Board of Directors, including investing in other Assets;

                L. to enter from time to time into interim arrangements relating to the Assets whereby assets are transferred to a custodian on behalf of the entity providing financing, pursuant to one or more repurchase agreements or other agreements (each, an "Interim Agreement") to be entered into by, among others, the Corporation, the entity providing financing, the custodian named therein and any entity acting as servicer of the Assets; provided, however, that the Corporation shall have no liability under any Interim Agreement except to the extent of the Assets funded thereby; and

                M. to engage in any acts and activities and exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.

                Section 2.13 Forbidden Actions. So long as the Corporation owns
     (i) any Assets pursuant to any agreement or (ii) is liable for any obligations under any such or a related agreement, notwithstanding any other provision of the Articles of Incorporation and any provision of law which otherwise so empowers the Corporation, the Corporation shall not perform any act in contravention of any of the following:

        (a) The Corporation shall not (i) consolidate or merge with or into any other entity or convey, transfer or assign any residual or subordinate interest to any Related Company, or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than to a trust formed pursuant to a Pooling and Servicing Agreement or similar agreement and only to the extent that the trust is deemed to be a subsidiary of the Corporation), or lend or advance any moneys to, or make an investment in, any person or amend or repeal these bylaws or its Articles of Incorporation or (ii) engage in any other action that bears on whether the separate legal identity of the Corporation and Advanta Business Services will be respected including, without limitation (a) holding itself out as being liable for the debts of any other part; (b) forming, or causing to be formed, any subsidiaries; (c) acting other than in its corporate name and through its duly authorized officers or agents; (d) failing to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action; (e) failing to hold meetings of the stockholders at least one time per annum;

        (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than Notes and any indebtedness to Advanta Business Services, a Delaware corporation, or other affiliate thereof in connection with the acquisition of Assets.

        (c) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless

                (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Nevada, expressly assumes the due and punctual payment of all obligations of the Corporation, including those obligations of the Corporation under each Securitization Agreement and each Receivables Transfer Agreement; and

                (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation, any Securitization Agreement or any Receivables Transfer Agreement;

        (d) without the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including the Independent Directors, as set forth in the Articles of Incorporation) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or consent to, or file a petition seeking, reorganization or relief under applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action, provided that if there shall not be two directors required by Article FOURTH (b) of the Articles of Incorporation then in office and acting, a vote upon any matter set forth in this Section 2.13(d) shall not be taken unless and until two directors meeting the requirements of Article FOURTH of the Articles of Incorporation shall have been elected and shall be present and acting at such vote;

        (e) commingle the Corporation's assets with those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

        (f) fail to maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

        (g) fail to conduct its business from an office separate from any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;

        (h) fail to maintain its assets separately from the accounts of any other person (including through maintenance of a separate bank account); and

        (i) fail to pay from its assets all obligations and indebtedness of any kind incurred by it, nor pay from its assets any obligations or indebtedness of any other entity or person.

        For purpose of this Section 2.13, "Related Company" means the stockholder or stockholders of this Corporation or any entity other than this Corporation now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, the stockholders of this Corporation.


                                   ARTICLE III

                             Committees of the Board

        Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including but not limited to an Executive Committee, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate; but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger of consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, declaring a dividend or authorizing the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be a Director or an officer of the Corporation.

        Section 3.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Articles of Incorporation of the Corporation or these Bylaws.

        Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

        Section 3.3 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

        Section 3.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.5 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

        Section 3.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

        Section 3.7 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    Officers

        Section 4.1 Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

        Section 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer's successor shall have been elected and shall qualify, or until such officer's death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

        Section 4.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more

Assistant Treasurers), to hold office for such periods, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

        Section 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

        Section 4.5 Removal. Any officer specifically designated in Section 4.1 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

        Section 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

        Section 4.7 The President. The President shall be the chief executive officer of the Corporation, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. If present, the President shall preside at all meetings of stockholders and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent or shall be required by law to be otherwise executed. From time to time President shall report to the Board of Directors all matters within the President's knowledge which the interests of the Corporation may require to be brought to their attention. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these

Bylaws. If no Treasurer shall have been appointed by the Board of Directors the President shall have, in addition to and not in limitation of the foregoing, the powers afforded the Treasurer pursuant to Section 4.10 hereof.

        Section 4.8 The Vice Presidents. At the request of the President or in the absence or disability of the President, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent or shall be required by law to be otherwise executed. Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

        Section 4.9 The Secretary. The Secretary shall:

                (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees of the Board of Directors in a book or books to be kept for that purpose;

                (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

                (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

                (e) see that its lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

                (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto;

                (g) sign certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                (h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

                Section 4.10 The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall:

                (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

                (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

                (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as the Treasurer shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

                (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation;

                (g) sign certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                (h) in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

        Section 4.11 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                    ARTICLE V

                          Execution of Instruments and
                           Deposit of Corporate Funds

        Section 5.1 Execution of Instruments Generally. Subject to the restrictions set forth in Sections 2.12 and 2.13 hereof, which such Sections shall control, the President, any Vice President or the Secretary or the Chief Financial Officer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Subject to the restrictions set forth in Sections
2.12 and 2.13 hereof, which such Sections shall control, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

        Section 5.2 Borrowing. Subject to the restrictions set forth in Sections
2.12 and 2.13 hereof, which such Sections shall control, no loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Subject to the restrictions set forth in Sections 2.12 and
2.13 hereof, which such Sections shall control, any officer or agent of the Corporation thereunto so authorized


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
may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Subject to the restrictions set forth in Sections 2.12 and 2.13 hereof, which such Sections shall control, any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

        Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

        Section 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or


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
agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

        Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other Corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.


                                   ARTICLE VI

                                  Record Dates

        Section 6.1 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.


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
                                   ARTICLE VII

                                 Corporate Seal

        Section 7.1 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Nevada and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.


                                  ARTICLE VIII

                                   Fiscal Year

        Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors.


                                   ARTICLE IX

                                   Amendments

        Section 9.1 Amendments. All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.


                                    ARTICLE X

                            Action Without A Meeting

        Section 10.1 Action Without A Meeting. Any action which might have been taken under these Bylaws by a vote of the stockholders at a meeting thereof may be taken without a


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
meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation, and provided further that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board of Director or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.


                                   ARTICLE XI

                                 Indemnification

                Section 11.1 Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or


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
proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another Corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as


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
to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 11.2 No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the payment of distributions in violation of the Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Section 11.2 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE XII

                                     Offices

        Section 12.1 Resident Office and Resident. The Corporation shall maintain a resident office and resident within the State of Nevada, which may be changed by the Board of Directors from time to time.

        Section 12.2 Other Offices. The Corporation may also have offices at such other place, within or without the State of Nevada, as the Board of Directors may from time to time determine.


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